UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 380-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

5.000% Senior Notes due 2025

On November 17, 2015, Huntington Ingalls Industries, Inc. (the “Company”) completed its previously announced offering of $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2025 (the “Notes”) at a price of 100% of the par value of the Notes.

The Notes were issued pursuant to an indenture, dated as of November 17, 2015 (the “Indenture”), by and among the Company, the guarantors party thereto and The Bank of New York Mellon, as trustee.

The Notes are direct, unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. The Notes are unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic subsidiaries that guarantees, and each of the Company’s wholly owned domestic subsidiaries that incurs, debt under the Company’s senior secured revolving credit agreement, or guarantees or incurs debt in the future under any other credit facilities. The Notes are effectively subordinated to all of the Company’s secured obligations, to the extent of the value of the assets securing such obligations, and structurally subordinated to all the obligations, including trade payables, of any of the Company’s subsidiaries that do not guarantee the Notes.

The interest on the Notes will be payable on May 15 and November 15 of each year until maturity, commencing on May 15, 2016. The Notes will mature on November 15, 2025.

The Company may redeem some or all of the Notes at its option at any time prior to November 15, 2020 at a price of 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the Applicable Premium (as defined in the Indenture).

At any time and from time to time on or after November 15, 2020, the Company may redeem, in whole or in part, the Notes at a redemption price equal to the percentage of the principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Year	Percentage

2020	102.500%
2021	101.667%
2022	100.833%
2023 and thereafter	100.000%

At any time and from time to time prior to November 15, 2018, the Company may redeem the Notes with the net cash proceeds received by the Company from any Qualified Equity Offering (as defined in the Indenture) at a redemption price equal to 105.000% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the Notes, including additional Notes, subject to certain restrictions.

In addition, if the Company experiences a Change of Control (as defined in the Indenture), the Company will be required to make an offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the outstanding date of purchase.

The Indenture restricts the Company’s ability, and the ability of certain of the Company’s subsidiaries, to create liens, enter into certain sale and leaseback transactions, or effect a consolidation or merger, in each case, subject to certain qualifications and exceptions.

The Company is using the net proceeds from the sale of the Notes, together with cash on hand, to pay the consideration for the Company’s previously announced tender offer and consent solicitation with respect to the

Company’s outstanding 7.125% Senior Notes due 2021 (the “2021 Notes”), plus fees and expenses, and intends to use the remaining net proceeds, together with cash on hand, to fund the redemption of all 2021 Notes that remain outstanding after completion of the tender offer and consent solicitation.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is filed with this Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Eleventh Supplemental Indenture

The disclosure provided in Item 8.01 of this Form 8-K with respect to the Eleventh Supplemental Indenture (as defined therein) is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On November 17, 2015, the Company issued a press release announcing the completion of its offering of the Notes. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Early Settlement of Tender Offer and Receipt of Requisite Consents

On November 17, 2015, the Company announced the early settlement of its previously announced tender offer and consent solicitation with respect to the Company’s outstanding 2021 Notes pursuant to its Offer to Purchase and Consent Solicitation Statement, dated November 2, 2015 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal, dated November 2, 2015 (the “Letter of Transmittal”), and its receipt of the requisite consents in the consent solicitation to enter into the Eleventh Supplemental Indenture, dated as of November 17, 2015 (the “Eleventh Supplemental Indenture”), between the Company and the Trustee, to the indenture governing the 2021 Notes (the “2021 Notes Indenture”).

The Eleventh Supplemental Indenture modifies the 2021 Notes Indenture to, among other things, reduce the notice period required for optional redemptions and eliminate or modify substantially all of the restrictive covenants, certain events of default and other provisions in the 2021 Notes Indenture. A copy of the Eleventh Supplemental Indenture is filed with this Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

As of 5:00 p.m., New York time, on November 16, 2015 (the “Consent Payment Date”), holders of a majority of the outstanding 2021 Notes had tendered their 2021 Notes and delivered the related consents to enter into the Eleventh Supplemental Indenture. In accordance with the terms of the tender offer, the Company accepted for purchase $469.1 million aggregate principal amount of 2021 Notes, representing all such 2021 Notes that were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York time, on the Consent Payment Date. On November 17, 2015, concurrently with the closing of the offering of the Notes, the Company purchased such tendered 2021 Notes (the “Early Settlement”). The tender offer will expire at 11:59 p.m., New York time, on December 1, 2015, unless extended or earlier terminated by the Company. The withdrawal deadline for the tender offer and consent solicitation has passed, and any 2021 Notes tendered after such deadline may only be withdrawn to the extent required by law.

The press release announcing the Early Settlement is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On November 17, 2015, the Company also delivered notice that it had called for redemption of all of the 2021 Notes that remain outstanding following consummation of the tender offer.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

4.1	Indenture, dated as of November 17, 2015, among Huntington Ingalls Industries, Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee.

4.2	Form of 5.000% Senior Notes due 2025 (included in Exhibit 4.1)

4.3	Eleventh Supplemental Indenture, dated as of November 17, 2015, between Huntington Ingalls Industries, Inc. and The Bank of New York Mellon, as trustee

99.1	Press Release of Huntington Ingalls Industries, Inc., dated November 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

	By:	/s/ Charles R. Monroe, Jr.
		Name:	Charles R. Monroe, Jr.
		Title:	Corporate Vice President, Associate General Counsel and Secretary

Date: November 17, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Indenture, dated as of November 17, 2015, among Huntington Ingalls Industries, Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee.

4.2	Form of 5.000% Senior Notes due 2025 (included in Exhibit 4.1)

4.3	Eleventh Supplemental Indenture, dated as of November 17, 2015, between Huntington Ingalls Industries, Inc. and The Bank of New York Mellon, as trustee

99.1	Press Release of Huntington Ingalls Industries, Inc., dated November 17, 2015